UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 27, 2017, TreeHouse Foods, Inc. (“TreeHouse”) held its Annual Meeting of Stockholders (“Annual Meeting”). Set forth below are the final voting totals as provided by Computershare, the independent inspector of elections for the Annual Meeting.

Proposal One: Election of Directors

Director Nominees	Votes For	Votes Against	Abstain	Broker Non-Votes
Dennis F. O’Brien	52,218,970	314,385	58,831	2,202,022
Sam K. Reed	51,367,918	1,165,932	58,336	2,202,022
Ann M. Sardini	52,263,447	277,080	51,659	2,202,022

Proposal Two: Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
54,508,443	227,632	58,133

Proposal Three: Advisory Vote on Compensation of Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Votes
44,131,841	8,325,527	134,818	2,202,022

Proposal Four: Advisory Selection of the Frequency of the Advisory Vote on Compensation of Named Executive Officers

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
49,542,647	25,660	2,969,236	54,643	2,202,022

Proposal Five: Approval of the Amendment and Restatement of the TreeHouse Foods, Inc. Equity and Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
35,957,337	16,573,476	61,373	2,202,022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: May 1, 2017	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant